EXHIBIT 10.34

                            QUIKCAT AUSTRALIA PTY LTD
                              (ABN 82 106 946 043)
       Registered Office: 3/56 Mount Street, West Perth WA 6005, Australia

                                                              31ST DECEMBER 2003

                                 REDEEMABLE NOTE
                                 CERTIFICATE 001

Holder IA Global Inc (IAO) (a company registered in the State of Delaware, organised under the laws of the United States) and which has its registered address at 533Airport Boulevard, Suite 400, Burlingame, CA 94010 United States of America

Issuer QuikCAT Australia Pty Ltd (QCA) (a company organised under the laws of the Australia and designated the Australian Company number ABN 82 106 946 043) and which has its registered address at 3/56 Mount Street, West Perth WA 6005, Australia

Amount   US$34,060 (19/08/03) + US$15,000 (15/11/03) + US$25,000 (19/12/03) =
         US$74,060

Terms             i)       Unsecured but with priority to any payment by way of
                           distributions of dividends to QCA shareholders;

                  ii) Redeemable by QCA at any time but only from retained profits and in any case only repayable out of retained profits of QCA;

                  iii) Redeemable by IAO at any time with written notice of 3 months, after initial non-redeemable period of 1 year, but redeemable only to the extent that QCA has sufficient surplus assets to affect redemption;

                  iv) 3% per annum interest rate, with such interest accruing once QCA's profit on a monthly basis exceeds AUD$10,000 for 3 consecutive months; and

                  v)       Redeemable in US$.



/s/ Mark Jenkins
Mark Jenkins
Director